                    CENTURY LABORATORIES, INC.
                          BALANCE SHEET
                          June 30, 2001


     ASSETS

 Cash                                                          $     1,490
                                                               ===========


     LIABILITIES

Note payable to shareholder                                    $    16,800
                                                               -----------
     Total Liabilities                                              16,800
                                                               -----------


     STOCKHOLDERS' DEFICIT

Preferred stock, $.001 pare, 10,000,000 shares
     authorized, 0 shares issued and outstanding
Common stock, $.001 par, 65,000,000 shares
     authorized, 1,110,650 shares issued and
     outstanding                                                     1,111
Additional paid in capital                                       7,563,399
Retained deficit                                                (7,579,820)
                                                               -----------
     Total Stockholders' Deficit                                (   15,310)
                                                               -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $     1,490
                                                               ===========

                    CENTURY LABORATORIES, INC.
                      STATEMENTS OF EXPENSES
 For the Six Months and Three Months Ended June 30, 2001 and 2000




                                                                  ------Restated------
                                   3 Months       6 Months       3 Months       6 Months
                                     Ended          Ended          Ended          Ended
                                   June 30,       June 30,       June 30,       June 30,
                                     2001           2001           2000           2000
                                   --------       --------       --------       --------
Administrative expenses            $  8,917       $ 18,307       $ 16,007       $ 19,472
                                   --------       --------       --------       --------
Net loss                           $ (8,917)      $(18,307)      $(16,007)      $(19,472)
                                   ========       ========       ========       ========

Net (loss) per common share        $ ( .008)      $(  .016)      $(  .061)      $(  .074)

Weighted average common
  shares outstanding               1,110,650     1,110,650        261,685        261,685



                   CENTURY LABORATORIES, INC.
                     STATEMENTS OF CASH FLOWS
        For the Six Months Ended June 30, 2001 and 2000


                                                                  6 Months            6 Months
                                                                   Ended               Ended
                                                                  June 30,            June 30,
                                                                    2001                2000
                                                                  --------            --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                          $(18,307)           $(19,472)

CASH FLOWS FROM FINANCING ACTIVITIES
  Note payable to shareholder                                       11,700
                                                                  --------            --------
NET CHANGE IN CASH                                                 ( 6,607)            (19,472)

     Cash balance, beginning                                         8,097              22,030
                                                                  --------            --------
     Cash balance, ending                                         $  1,490            $  2,558
                                                                  ========            ========


                    CENTURY LABORATORIES, INC.
                  NOTES TO FINANCIAL STATEMENTS


NOTE 1   BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Century Laboratories, Inc. have been prepared in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2000, as reported in the 10-KSB, have been omitted.